Exhibit 99.1

FOR FURTHER INFORMATION CONTACT:

Jamie Spexarth, Chief Financial Officer

1001 Louisiana St., Suite 2900

Houston, TX 77002

Investor Relations, ir@superiorenergy.com, (713) 654-2200

SUPERIOR ENERGY SERVICES ANNOUNCES
SECOND QUARTER 2023 RESULTS AND CONFERENCE CALL

Houston, August 2, 2023 – Superior Energy Services, Inc. (the “Company”) filed its Form 10-Q for the period ending June 30, 2023. In accordance with the Company’s Shareholders Agreement, it will host a conference call with shareholders on August 3, 2023.

For the second quarter of 2023, the Company reported net income from continuing operations of $67.4 million, or $3.35 per diluted share, and revenue of $244.5 million. This compares to net income from continuing operations of $29.9 million or $1.49 per diluted share, and revenue of $220.1 million, for the first quarter of 2023. Net income from continuing operations for the second quarter of 2023 was favorably impacted by approximately $14.9 million in income tax benefits arising from reversals of uncertain tax positions related to foreign jurisdictions and adjustments to valuation allowances on foreign operations. Net income from continuing operations for the first quarter of 2023 was unfavorably impacted by the elimination of net operating losses of approximately $7.6 million.

The Company’s Adjusted EBITDA (a non-GAAP measure defined on page 4) was $92.5 million for the second quarter of 2023 compared to $72.8 million in the first quarter of 2023. Refer to pages 11 and 12 for a Reconciliation of Adjusted EBITDA to GAAP results.

Brian Moore, Chief Executive Officer, commented, “I’m pleased to report Superior’s strong financial performance for the second quarter of 2023 with Adjusted EBITDA of $92.5 million compared to $72.8 million in the first quarter of 2023. These results reflect our ongoing strategy to focus our sustainable and strong brand’s participation in the strengthening Gulf of Mexico and international offshore markets. With continued confidence in the longer-term outlook for global oil prices, our customers choose Superior for our responsive people, capabilities and desirable assets as they pursue evermore technically challenging targets in offshore markets. Our performance is also the culmination of consistent and disciplined capital investments over time, fleet optimization, and an engineering approach in the early stages of well planning with our customers, especially with our premium drill pipe business, enabling Superior to continue to deliver outstanding performance, both operationally and financially, in the markets where we are focused. By leveraging our strengths, we have positioned ourselves to take advantage of both near-term and longer-term market opportunities and will continue our strategy focused on free cash flow and shareholder returns.”

Second Quarter 2023 Geographic Breakdown

U.S. land revenue was $50.5 million in the second quarter of 2023, a 2% decrease compared to revenue of $51.5 million in the first quarter of 2023 and was driven primarily by modest declines in our bottom hole assembly accessory rentals.

U.S. offshore revenue was $60.9 million in the second quarter of 2023, an increase of 17% compared to revenue of $52.0 million in the first quarter of 2023. This change was primarily driven by our completion services business unit with some additional increases from our rental businesses.

International revenue was $133.0 million in the second quarter of 2023, an increase of 14% compared to revenue of $116.7 million in the first quarter of 2023 as rentals for premium drill pipe increased, as well as activity from our well control service line in the Well Services segment.

Second Quarter 2023 Segment Reporting

The Rentals segment revenue in the second quarter of 2023 was $112.4 million, a 3% increase compared to revenue of $108.8 million in the first quarter of 2023, driven by increases in international activity. Adjusted EBITDA was $70.7 million, an 8% increase over the first quarter of 2023. Adjusted EBITDA Margin (a non-GAAP measure defined on page 4) was 63%, a 5% increase from the first quarter of 2023. The increase in both Adjusted EBITDA and Adjusted EBITDA Margin for the second quarter of 2023 was driven by improved results from our premium drill pipe product line in international markets.

The Well Services segment revenue in the second quarter of 2023 was $132.1 million, a 19% increase compared to revenue of $111.3 million in the first quarter of 2023. Adjusted EBITDA for the second quarter of 2023 was $34.6 million with an Adjusted EBITDA Margin of 26%, as compared to Adjusted EBITDA of $19.9 million with an Adjusted EBITDA Margin of 18% in the first quarter of 2023. The increase in both Adjusted EBITDA and Adjusted EBITDA Margin for the second quarter of 2023 was driven by better than anticipated results from our well control and completion services business units.

Liquidity

As of June 30, 2023, the Company had cash, cash equivalents, and restricted cash of approximately $410.4 million and the availability remaining under our ABL Credit Facility was approximately $85.3 million, assuming continued compliance with the covenants under our ABL Credit Facility. We had no balances outstanding under the Credit Facility on June 30, 2023.

Total cash proceeds received during the second quarter of 2023 from the sale of non-core assets were $3.6 million compared to total cash proceeds received during the first quarter of 2023 of $11.6 million.

The Company remains focused on cash conversion. Free Cash Flow (a non-GAAP measure defined on page 4) for the second quarter of 2023 totaled $2.1 million compared to $55.2 million for the first quarter of 2023. Free Cash Flow during the second quarter of 2023 was negatively impacted by our payment of the $27.1 million use tax assessment levied against us by the Washington State Department of Revenue related to a discontinued business unit. Additionally, we incurred approximately $2.9 million in decommissioning costs associated with our oil and gas platform in the Gulf of Mexico. Refer to page 8 for a reconciliation of Free Cash Flow to Net Cash from Operating Activities.

Second quarter capital expenditures were $27.5 million. The Company expects total capital expenditures for 2023 to be approximately $80 to $90 million. Approximately 80% of total 2023 capital expenditures are targeted for the replacement of existing assets. Of the total capital expenditures, approximately 75% is expected to be invested in the Rentals segment.

2023 Guidance

In looking at full year guidance a couple of factors are important to note. First, as noted in our earlier commentary, our increase in earnings for the second quarter of 2023 was largely driven by our Well Services segment, which tends to be project oriented and more uneven than our Rentals segment. Secondly, earnings for the second half of 2023 are expected to be more heavily weighted to the fourth quarter of 2023, as similar to last year a significant amount of completion deliveries are scheduled for December 2023. Based on this, the Company’s full year 2023 guidance will continue to have a wide range. We currently expect revenue to come in at a range of $870 million to $930 million with Adjusted EBITDA in a range of $300 million to $340 million for 2023. The Company will provide updated guidance in our third quarter 2023 earnings release as we gain further clarity on the timing of activity.

Conference Call Information

The Company’s management team will host a conference call on Thursday, August 3, 2023, at 10:00 a.m. Eastern Time. The call will be available via live webcast in the “Events” section at ir.superiorenergy.com. To access via phone, participants can register for the call here, where they will be provided a phone number and access code. The call will be available for replay until August 3, 2024 on Superior’s website at ir.superiorenergy.com. If you are a shareholder and would like to submit a question, please email your question beforehand to Jamie Spexarth at ir@superiorenergy.com.

About Superior Energy Services

Superior Energy Services serves the drilling, completion and production-related needs of oil and gas companies worldwide through a diversified portfolio of specialized oilfield services and equipment that are used throughout the economic life cycle of oil and gas wells. For more information, visit: www.superiorenergy.com.

Non-GAAP Financial Measures

To supplement Superior’s consolidated financial statements, which are prepared and presented in accordance with generally accepted accounting principles in the United States (“GAAP”), the Company also uses Adjusted EBITDA and Adjusted EBITDA Margin. Management uses Adjusted EBITDA and Adjusted EBITDA Margin internally for financial and operational decision-making and as a means to evaluate period-to-period comparisons. The Company also believes these non-GAAP measures provide investors useful information about operating results, enhance the overall understanding of past financial performance and future prospects, and allow for greater transparency with respect to key metrics used by management in its financial and operational decision making. Non-GAAP financial measures are not recognized measures for financial statement presentation under U.S. GAAP and do not have standardized meanings and may not be comparable to similar measures presented by other public companies. Adjusted EBITDA and Adjusted EBITDA Margin should be considered as supplements to, and not as substitutes for, or superior to, the corresponding measures calculated in accordance with GAAP. We define Adjusted EBITDA as net income (loss) before net interest expense, income tax expense (benefit) and depreciation, amortization, accretion and depletion, adjusted for reduction in value of assets and other charges, which management does not consider representative of our ongoing operations. We define Adjusted EBITDA Margin as Adjusted EBITDA by segment as a percentage of segment revenues. For a reconciliation of Adjusted EBITDA to net income, the most directly comparable GAAP financial measure, please see the tables under “―Superior Energy Services, Inc. and Subsidiaries Reconciliation of Adjusted EBITDA” included on pages 11 and 12 of this press release.

Free Cash Flow is considered a non-GAAP financial measure under the SEC’s rules. Management believes, however, that Free Cash Flow is an important financial measure for use in evaluating the Company’s financial performance, as it measures our ability to generate additional cash from our business operations. Free Cash Flow should be considered in addition to, rather than as a substitute for, net income as a measure of our performance or net cash provided by operating activities as a measure of our liquidity. Additionally, our definition of Free Cash Flow is limited and does not represent residual cash flows available for discretionary expenditures due to the fact that the measure does not deduct the payments required for debt service and other obligations or payments made for business acquisitions. Therefore, we believe it is important to view Free Cash Flow as supplemental to our entire Statement of Cash Flows.

The Company is unable to provide a reconciliation of the forward-looking non-GAAP financial measure, Adjusted EBITDA, contained in this press release to its most directly comparable GAAP financial measure, net income, as the information necessary for a quantitative reconciliation of the forward-looking non-GAAP financial measure to its respective most directly comparable GAAP financial measure is not (and was not, when prepared) available to the Company without unreasonable efforts due to the inherent difficulty and impracticability of predicting certain amounts required by GAAP with a reasonable degree of accuracy. Net income includes the impact of depreciation, income taxes and certain other items that impact comparability between periods, which may be significant and are difficult to project with a reasonable degree of accuracy. In addition, we believe such reconciliation could imply a degree of precision that might be confusing or misleading to investors. The probable significance of providing this forward-looking non-GAAP financial measure without the directly comparable GAAP financial measure is that such GAAP financial measure may be materially different from the corresponding non-GAAP financial measure.

Forward-Looking Statements

This press release contains, and future oral or written statements or press releases by the Company and its management may contain, certain forward-looking statements within the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Generally, the words “expects,” “anticipates,” “targets,” “goals,” “projects,” “intends,” “plans,” “believes,” “seeks” and “estimates,” variations of such words and similar expressions identify forward-looking statements, although not all forward-looking statements contain these identifying words. All statements other than statements of historical fact regarding the Company’s financial position, financial performance, depreciation expense, liquidity, strategic alternatives (including dispositions, acquisitions, and the timing thereof), market outlook, future capital needs, capital allocation plans, business strategies and other plans and objectives of our management for future operations and activities are forward-looking statements. These statements are based on certain assumptions and analyses made by the Company’s management in light of its experience and prevailing circumstances on the date such statements are made. Such forward-looking statements, and the assumptions on which they are based, are inherently speculative and are subject to a number of risks and uncertainties, including but not limited to conditions in the oil and gas industry and the availability of third party buyers or other strategic partners, that could cause the Company’s actual results to differ materially from such statements. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of uncertainties and factors, many of which are outside the control of the Company, which could cause actual results to differ materially from such statements.

While the Company believes that the assumptions concerning future events are reasonable, it cautions that there are inherent difficulties in predicting certain important factors that could impact the future performance or results of its business.

These forward-looking statements are also affected by the risk factors, forward-looking statements and challenges and uncertainties described in the Company’s Form 10-K for the year ended December 31, 2022 and Form 10-Q’s for the quarters ended March 31 and June 30, 2023 and those set forth from time to time in the Company’s other periodic filings with the Securities and Exchange Commission, which are available at www.superiorenergy.com. Except as required by law, the Company expressly disclaims any intention or obligation to revise or update any forward-looking statements whether as a result of new information, future events or otherwise.

SUPERIOR ENERGY SERVICES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, unaudited)

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2023	2023	2022	2023	2022
Revenues
Rentals	$112,411	$108,821	$103,729	$221,232	$192,485
Well Services	132,062	111,316	120,911	243,378	230,085
Total revenues	244,473	220,137	224,640	464,610	422,570

Cost of revenues
Rentals	35,021	36,468	35,860	71,489	67,612
Well Services	85,733	81,253	85,108	166,986	165,736
Total cost of revenues	120,754	117,721	120,968	238,475	233,348

Depreciation, depletion, amortization and accretion	20,621	20,139	23,346	40,760	57,431
General and administrative expenses	31,177	30,990	30,231	62,167	62,249
Restructuring expenses	-	1,983	1,663	1,983	3,218
Other (gains) and losses, net	47	(1,398)	(18,013)	(1,351)	(16,866)
Income from operations	71,874	50,702	66,445	122,576	83,190

Other income (expense):
Interest income, net	6,513	5,439	1,459	11,952	2,638
Other income (expense)	(1,836)	(2,152)	(13,471)	(3,988)	476
Income from continuing operations before income taxes	76,551	53,989	54,433	130,540	86,304
Income tax expense	(9,147)	(24,065)	(10,871)	(33,212)	(18,755)
Net income from continuing operations	67,404	29,924	43,562	97,328	67,549
Income (loss) from discontinued operations, net of income tax	(9)	289	(1,944)	280	(205)
Net income	$67,395	$30,213	$41,618	$97,608	$67,344

Income (loss) per share - basic:
Net income from continuing operations	$3.35	$1.49	$2.18	$4.84	$3.38
Income (loss) from discontinued operations, net of income tax	-	0.01	(0.10)	0.01	(0.01)
Net income	$3.35	$1.50	$2.08	$4.85	$3.37

Income (loss) per share - diluted:
Net income from continuing operations	$3.35	$1.49	$2.17	$4.83	$3.37
Income (loss) from discontinued operations, net of income tax	-	0.01	(0.10)	0.02	(0.01)
Net income	$3.35	$1.50	$2.07	$4.85	$3.36

Weighted-average shares outstanding
Basic	20,126	20,107	20,024	20,116	20,011
Diluted	20,143	20,131	20,076	20,136	20,065

SUPERIOR ENERGY SERVICES, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands, unaudited)

	June 30,	December 31,
	2023	2022
ASSETS
Current assets
Cash and cash equivalents	$330,129	$258,999
Accounts receivable, net	249,479	249,808
Income taxes receivable	4,541	6,665
Prepaid expenses	19,291	17,299
Inventory	82,897	65,587
Other current assets	6,104	6,276
Assets held for sale	1,369	11,978
Total current assets	693,810	616,612
Property, plant and equipment, net	298,567	282,376
Note receivable	71,581	69,679
Restricted cash	80,318	80,108
Deferred tax assets	73,362	97,492
Other assets, net	42,978	44,745
Total assets	$1,260,616	$1,191,012

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$58,865	$31,570
Accrued expenses	100,416	116,575
Income taxes payable	11,687	11,682
Decommissioning liability	26,329	9,770
Liabilities held for sale	3,090	3,349
Total current liabilities	200,387	172,946
Decommissioning liability	133,591	150,901
Other liabilities	45,186	84,281
Total liabilities	379,164	408,128
Total stockholders' equity	881,452	782,884
Total liabilities and stockholders' equity	$1,260,616	$1,191,012

SUPERIOR ENERGY SERVICES, INC.
STATEMENTS OF CASH FLOWS
(in thousands, unaudited)

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2023	2023	2022	2023	2022

Cash flows from operating activities
Net income	$67,395	$30,213	$41,618	$97,608	$67,344
Adjustments to reconcile net income to net cash from operating activities	-	-	-
Depreciation, depletion, amortization and accretion	20,621	20,139	23,346	40,760	57,431
Other non-cash items	8,392	14,399	(5,107)	22,791	(22,358)
Washington State Tax Payment	(27,068)	-	-	(27,068)	-
Decommissioning Costs	(2,878)	-	-	(2,878)	-
Changes in operating assets and liabilities	(36,780)	8,502	(26,703)	(28,278)	(34,173)
Net cash from operating activities	29,682	73,253	33,154	102,935	68,244

Cash flows from investing activities
Payments for capital expenditures	(27,540)	(18,086)	(9,217)	(45,626)	(20,514)
Proceeds from sales of assets	3,578	11,569	1,804	15,147	15,183
Proceeds from sales of equity securities	-	-	6,001	-	13,366
Net cash from investing activities	(23,962)	(6,517)	(1,412)	(30,479)	8,035

Cash flows from financing activities
Distributions to Shareholders	-	-	-	-	-
Other	-	(1,116)	-	(1,116)	-
Net cash from financing activities	-	(1,116)	-	(1,116)	-

Net change in cash, cash equivalents and restricted cash	5,720	65,620	31,742	71,340	76,279
Cash, cash equivalents and restricted cash at beginning of period	404,727	339,107	439,072	339,107	394,535
Cash, cash equivalents and restricted cash at end of period	$410,447	$404,727	$470,814	$410,447	$470,814

Reconciliation of Free Cash Flow
Net cash from operating activities	$29,682	$73,253	$33,154	$102,935	$68,244
Payments for capital expenditures	(27,540)	(18,086)	(9,217)	(45,626)	(20,514)
Free Cash Flow	$2,142	$55,167	$23,937	$57,309	$47,730

SUPERIOR ENERGY SERVICES, INC. AND SUBSIDIARIES
REVENUE BY GEOGRAPHIC REGION BY SEGMENT
(in thousands, unaudited)

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2023	2023	2022	2023	2022
U.S. land
Rentals	$44,730	$45,133	$43,791	$89,863	$77,753
Well Services	5,806	6,355	4,151	12,161	8,699
Total U.S. land	50,536	51,488	47,942	102,024	86,452

U.S. offshore
Rentals	37,516	35,670	36,331	73,186	69,084
Well Services	23,405	16,321	32,569	39,726	60,890
Total U.S. offshore	60,921	51,991	68,900	112,912	129,974

International
Rentals	30,165	$28,018	23,607	58,183	45,648
Well Services	102,851	88,640	84,191	191,491	160,496
Total International	133,016	116,658	107,798	249,674	206,144
Total Revenues	$244,473	$220,137	$224,640	$464,610	$422,570

SUPERIOR ENERGY SERVICES, INC. AND SUBSIDIARIES
SEGMENT HIGHLIGHTS
(in thousands, unaudited)

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2023	2023	2022	2023	2022
Revenues
Rentals	$112,411	$108,821	$103,729	$221,232	$192,485
Well Services	132,062	111,316	120,911	243,378	230,085
Total Revenues	$244,473	$220,137	$224,640	$464,610	$422,570

Income from Operations
Rentals	$58,106	$53,014	$48,559	$111,120	$77,344
Well Services	27,425	12,854	33,147	40,279	37,282
Corporate and other	(13,657)	(15,166)	(15,261)	(28,823)	(31,436)
Total Income from Operations	$71,874	$50,702	$66,445	$122,576	$83,190

Adjusted EBITDA
Rentals	$70,659	$65,182	$61,115	$135,841	$110,889
Well Services	34,629	19,931	25,400	54,560	41,902
Corporate and other	(12,793)	(12,289)	(12,470)	(25,082)	(25,722)
Total Adjusted EBITDA	$92,495	$72,824	$74,045	$165,319	$127,069

Adjusted EBITDA Margin
Rentals	63%	60%	59%	61%	58%
Well Services	26%	18%	21%	22%	18%
Corporate and other	n/a	n/a	n/a	n/a	n/a
Total Adjusted EBITDA Margin	38%	33%	33%	36%	30%

Adjusted EBITDA is a Non-GAAP measure. See Non-GAAP Measures for our definition of Adjusted EBITDA.

SUPERIOR ENERGY SERVICES, INC. AND SUBSIDIARIES
RECONCILIATION OF ADJUSTED EBITDA (Non-GAAP)
(in thousands, unaudited)

	Three Months Ended			Six Months ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2023	2023	2022	2023	2022
Net income from continuing operations	$67,404	$29,924	$43,562	$97,328	$67,549
Depreciation, depletion, amortization and accretion	20,621	20,139	23,346	40,760	57,431
Interest income, net	(6,513)	(5,439)	(1,459)	(11,952)	(2,638)
Income tax expense	9,147	24,065	10,871	33,212	18,755
Restructuring expenses	-	1,983	1,663	1,983	3,218
Other (income) expense, net	1,836	2,152	13,471	3,988	(476)
Other adjustments (1)	-	-	(17,409)	-	(16,770)
Adjusted EBITDA	$92,495	$72,824	$74,045	$165,319	$127,069

Adjusted EBITDA is a Non-GAAP measure. See Non-GAAP Measures for our definition of Adjusted EBITDA.

(1) Adjustments for exit activities related to SES Energy Services India Pvt. Ltd. and the residual gain from revisions to our estimated decommissioning liability

SUPERIOR ENERGY SERVICES, INC. AND SUBSIDIARIES
RECONCILIATION OF ADJUSTED EBITDA BY SEGMENT
(in thousands, unaudited)

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,		June 30,
	2023	2023	2022	2023		2022
Rentals
Income from operations	$58,106	$53,014	$48,559	$111,120		$77,344
Depreciation, depletion, amortization and accretion	12,553	12,168	12,556	24,721		33,545
Adjusted EBITDA	$70,659	$65,182	$61,115	$135,841		$110,889

Wells Services
Income from operations	$27,425	$12,854	$33,147	$40,279		$37,282
Depreciation, depletion, amortization and accretion	7,204	7,077	9,662	14,281		21,390
Other adjustments (1)	-	-	(17,409)	-		(16,770)
Adjusted EBITDA	$34,629	$19,931	$25,400	$54,560		$41,902

Corporate
Loss from operations	$(13,657)	$(15,166)	(15,261)	$(28,823)	$-	$(31,436)
Depreciation, depletion, amortization and accretion	864	894	1,128	1,758	-	2,496
Restructuring expenses	-	1,983	1,663	1,983	-	3,218
Adjusted EBITDA	$(12,793)	$(12,289)	$(12,470)	$(25,082)		$(25,722)

Total
Income from operations	$71,874	$50,702	$66,445	$122,576		$83,190
Depreciation, depletion, amortization and accretion	20,621	20,139	23,346	40,760		57,431
Restructuring expenses	-	1,983	1,663	1,983		3,218
Other adjustments (1)	-	-	(17,409)	-		(16,770)
Adjusted EBITDA	$92,495	$72,824	$74,045	$165,319		$127,069

Adjusted EBITDA is a Non-GAAP measure. See Non-GAAP Measures for our definition of Adjusted EBITDA.

(1) Adjustments for exit activities related to SES Energy Services India Pvt. Ltd. and the residual gain from revisions to our estimated decommissioning liability